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                                                                    EXHIBIT 23.6

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  We have issued our reports dated January 14, 1998, accompanying the consolidated financial statements and schedule incorporated by reference and included in the Annual Report of Colonial Gas Company and subsidiaries on Form 10-K for the year ended December 31, 1997. We hereby consent to the incorporation by reference of said reports in the Registration Statement and Joint Proxy Statement/Prospectus on Form S-4, and to the use of our name as it appears under the caption "Experts."

                                          Grant Thornton LLP
                                          /s/ Grant Thornton LLP

Boston, Massachusetts
December 16, 1998